Exhibit 99.1
ABERCROMBIE & FITCH REPORTS
JANUARY SALES RESULTS
New Albany, Ohio, February 3, 2011: Abercrombie & Fitch (NYSE: ANF) today reported net sales of $234.1 million for the four-week period ended January 29, 2011, a 6% increase from net sales of $221.5 million for the four-week period ended January 30, 2010. January comparable store sales decreased 4%. For the fiscal month, total Company direct-to-consumer net merchandise sales increased 23% to $33.9 million. For the fiscal month, total Company international net sales, including direct-to-consumer net sales, increased 42% to $50.3 million.
For the fiscal quarter ended January 29, 2011, the Company reported net sales of $1.149 billion, a 23% increase from net sales of $936.0 million last year. Comparable store sales increased 13% for the quarter. For the quarter, total Company direct-to-consumer net merchandise sales increased 43% to $133.4 million. For the quarter, total Company international net sales, including direct-to-consumer net sales, increased 61% to $230.3 million.
For the fiscal year ended January 29, 2011, the Company reported net sales of $3.469 billion, an 18% increase from net sales of $2.929 billion last year. Comparable store sales increased 7% for the fiscal year. For the fiscal year, total Company direct-to-consumer net merchandise sales increased 41% to $352.5 million. For the fiscal year, total Company international net sales, including direct-to-consumer net sales, increased 79% to $646.6 million.
Reported sales for prior year fiscal January included promotional gift cards issued during prior months but redeemed or expired during the month with a face value of $22 million. The corresponding dollar amount for fiscal January 2010 was not significant.
Additional information regarding sales for fiscal January can be found in a pre-recorded message accessible for two weeks from today, by dialing (800) 395-0662 or, internationally, by dialing (402) 220-1262.
January 2011 Highlights
•	Total Company net sales, including direct-to-consumer net sales, increased 6%
•	Total Company domestic net sales, including direct-to-consumer net sales, decreased 1%
•	Total Company international net sales, including direct-to-consumer net sales, increased 42%
•	Total Company comparable store sales decreased 4%
•	Total Company direct-to-consumer net merchandise sales increased 23%
•	Abercrombie & Fitch comparable store sales increased 3%
•	abercrombie kids comparable store sales decreased 11%
•	Hollister Co. comparable store sales decreased 8%
Other Developments
As a result of its fiscal year-end review of long-lived store-related assets, the Company expects to record an impairment charge for the quarter. The charge will include a substantial portion of the approximately $58 million net book value associated with Gilly Hicks stores, as well as certain other store-related assets. The Gilly Hicks charge relates to the stores constructed using the original large format store of around 10,000 gross square feet. The Company expects that future stores will be constructed using the new smaller format of approximately 5,000 gross square feet. The impairment charge does not affect the Company’s operating plans for Gilly Hicks.

In addition, as previously indicated, for the fiscal quarter ended January 29, 2011 the Company expects to record exit charges associated with the closure of 56 domestic stores during the quarter. These closures are in addition to the 8 permanent closures that occurred in prior quarters during the fiscal year. Fourth quarter net pre-tax charges associated with these closures are expected to be approximately $4 million, primarily related to lease obligations.
The Company will release its fourth quarter results on Wednesday, February 16, 2011, prior to the opening of the market and hold a conference call at 8:30 am Eastern Time. To listen to the conference call, dial (888) 812-8589 and ask for the Abercrombie & Fitch Quarterly Call or go to www.abercrombie.com. The international call-in number is (913) 312-0406. This call will be recorded and made available by dialing the replay number (888) 203-1112 or the international number (719) 457-0820 followed by the conference ID number 7186724 or through wwww.abercrombie.com.
At the end of fiscal 2010, the Company operated a total of 1,069 stores. The Company operated 316 Abercrombie & Fitch stores, 181 abercrombie kids stores, 502 Hollister Co. stores and 18 Gilly Hicks stores in the United States. The Company also operated nine Abercrombie & Fitch stores, four abercrombie kids stores, 38 Hollister Co. stores and one Gilly Hicks store internationally. The Company also operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and www.gillyhicks.com.
For further information, call:
Eric Cerny
Manager, Investor Relations
(614) 283-6385
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “ FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2010 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: general economic and financial conditions could have a material adverse effect on the Company’s business, results of operations and liquidity; loss of the services of skilled senior executive officers could have a material adverse effect on the Company’s business; ability to hire, train and retain qualified associates could have a material adverse effect on the Company’s business; equity-based compensation awarded under the employment agreement with the Company’s Chief Executive Officer could adversely impact the Company’s cash flows, financial position or results of operations and could have a dilutive effect on the Company’s outstanding Common Stock; failure to anticipate, identify and respond to changing consumer preferences and fashion trends in a timely manner could cause the Company’s profitability to decline; unseasonable weather conditions affecting consumer preferences could have a material adverse effect on the Company’s business; disruptive weather conditions affecting the consumers’ ability to shop could have a material adverse effect on the Company’s business; the Company’s market share may be adversely impacted at any time by a significant number of competitors; the Company’s international expansion plan is dependent on many factors, any of which could delay or prevent successful penetration into new markets and strain its resources; the Company’s growth strategy relies on the addition of new stores, which may strain the Company’s resources and adversely impact current store performance; the Company may incur costs related to store closures; availability and market prices of key raw materials and labor costs could have a material adverse effect on the Company’s business and results of operations; the interruption of the flow of merchandise from key vendors and international manufacturers could disrupt the Company’s supply chain; the Company does not own or operate any manufacturing facilities and therefore depends upon independent third parties for the manufacture of all its merchandise; the Company’s reliance on two distribution centers domestically located in the same vicinity, and one distribution center internationally, makes it susceptible to disruptions or adverse conditions affecting its distribution centers; the Company’s reliance on third parties to deliver merchandise from its distribution centers to its stores and direct-to-consumer customers could result in disruptions to its business; the Company’s development of new brand concepts could have a material adverse effect on the Company’s financial condition or results of operations; fluctuations in foreign currency exchange rates could adversely impact financial results; the Company’s net sales and inventory levels fluctuate on a seasonal basis, causing its results of operations to be particularly susceptible to changes to back-to-school and holiday shopping patterns; the Company’s ability to attract customers to its stores depends heavily on the success of the shopping centers in which they are located; comparable store sales will continue to fluctuate on a regular basis; the Company’s net sales are affected by direct-to-consumer sales; the Company may be exposed to risks and costs associated with credit card fraud and identity theft; the Company’s litigation exposure could exceed expectations, having a material adverse effect on the Company’s financial condition or results of operations; the Company’s failure to adequately protect its trademarks could have a negative impact on its brand image and limit its ability to penetrate new markets; the Company’s unsecured credit agreement includes financial and other covenants that impose restrictions on its financial and business operations; changes in taxation requirements could adversely impact financial results; the Company’s inability to obtain commercial insurance at acceptable prices or failure to adequately reserve for self-insured exposures might increase expense and adversely impact financial results; modifications and/or upgrades to information technology systems may disrupt operations; the Company could suffer if the Company’s computer systems are disrupted or cease to operate effectively; effects of political and economic events and conditions domestically, and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war could have a material adverse effect on the Company’s business; potential disruption of the Company’s business due to the occurrence of, or fear of, a health pandemic could have a material adverse effect on the Company’s business; changes in the regulatory or compliance landscape could adversely affect the Company’s business or results of operations; and the Company’s operations may be effected by greenhouse emissions and climate change.